Exhibit 4.1

         THIS WARRANT AND ANY WARRANT SHARES ISSUED UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO A SECURITIES PURCHASE AGREEMENT, DATED AS OF JANUARY 18, 2005, AS AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER ON REQUEST TO THE SECRETARY OF THE COMPANY. SUCH SECURITIES PURCHASE AGREEMENT PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE.

         THIS WARRANT, THE PURCHASE RIGHTS EVIDENCED BY THIS WARRANT AND ANY WARRANT SHARES WHICH MAY BE ISSUED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND THIS WARRANT, SUCH PURCHASE RIGHTS AND WARRANT SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.


No. __ Warrant to Purchase

                                                 _______ shares of Common Stock
Dated:   March 1, 2005
                                                         (subject to adjustment
                                                           as described herein)

                               WARRANT CERTIFICATE

                   Representing Common Stock Purchase Warrant

                              AMEN PROPERTIES, INC.

Purchase Price of Common Stock:                            $4.00 per share

                                                   (subject to adjustment)

         THIS WARRANT CERTIFICATE (THIS "WARRANT") CERTIFIES that, for value received, _________________________________, his registered assigns or the
Holder (as defined below) hereof, is entitled, at any time prior to the close of business on the Expiration Date defined below, to purchase the number of shares stated above (subject to adjustment as herein provided) of Common Stock of Amen Properties, Inc., a Delaware corporation (the "COMPANY"), at the purchase price per share stated above (subject to adjustment as herein provided) (the "PURCHASE PRICE") upon surrender of this Warrant at the Principal Office of the Company and payment of such Purchase Price in cash or by bank cashier's or certified check.

         This Warrant is one of the Warrants originally issued by the Company, initially covering an aggregate of 250,000 shares of Common Stock, pursuant to a Securities Purchase Agreement dated as of January 18, 2005 between the Company and the purchasers named on the signature pages thereto, as amended by that certain First Amendment to Securities Purchase Agreement dated as of January 28, 2005 and that certain Second Amendment to Securities Purchase Agreement dated as of February 28, 2005 (the "PURCHASE AGREEMENT").

         SECTION 1. DEFINITIONS. The following terms have the meanings set forth below. Additional terms are defined elsewhere herein.

         "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company.

         "EXERCISE DATE" with respect to any Warrant means each date on which Warrant Shares are to be issued upon exercise of such Warrant.

         "EXPIRATION DATE" means March 1, 2008.

         "HOLDER" means the registered holder or holders of this Warrant and any related Warrant Shares.

         "HOLDERS" means the registered holders of all Warrants and any related Warrant Shares.

         "PRINCIPAL OFFICE" means the principal office of the Company which, on the date hereof, is located at 303 West Wall, Suite 1700, Midland Texas 79701. The Company shall notify each Warrantholder of any change in its principal office.

         "PURCHASE PRICE" has the meaning assigned to that term in the introductory paragraph hereof.

         "PURCHASERS" means all of the initial Holders of the Warrants who purchased the Warrants from the Company.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SERIES C PREFERRED STOCK" means the Series C Convertible Preferred Stock, par value $.001 per share, of the Company.

         "WARRANTS" means the Company's Common Stock Purchase Warrants and any Warrant Certificates representing such Common Stock Purchase Warrants (including the Warrant represented by this Warrant Certificate) issued pursuant to the Purchase Agreement, each identical as to the terms and conditions of this Warrant Certificate except as to the number of shares of Common Stock for which they may be exercised, evidencing, in the aggregate, the right to purchase initially 250,000 shares of Common Stock, all Warrants issued in exchange, transfer or replacement thereof.

         "WARRANT SHARES" means the shares of Common Stock purchased or purchasable by the Holder upon the exercise of this Warrant pursuant to Section 2 hereof, and, where the context so requires, the shares of Common Stock issuable upon exercise of any other Warrant by the Holder thereof.

Any capitalized term not otherwise defined herein shall have the meaning specified in the Purchase Agreement.

SECTION 2.          EXERCISE.
                    --------

         A. GENERAL. Subject to the limitation set forth in Section 2E and any other limitation set forth herein or in the Purchase Agreement or imposed by applicable law, each Holder shall be entitled to exercise any Warrant held by it, in whole or in part, at any time or from time to time commencing on the date of issuance of the Warrant until 5:00 p.m., Midland, Texas time, on the Expiration Date.

         B. MANNER OF EXERCISE. In order to exercise any Warrant in whole or in part, the Holder shall complete one of the subscription forms attached hereto, deliver the Warrant to the Company at its Principal Office and make payment of the Purchase Price pursuant to one of the payment options provided in this
Section 2.B. Payment of the Purchase Price shall be made at the option of the Holder by one or more of the following methods: (1) by delivery to the Company of cash, a certified check or a bank cashier's check in an amount equal to the then aggregate Purchase Price, (2) by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of the particular Warrant with an aggregate Fair Market Value (as defined below) equal to such Purchase Price, or (3) by surrendering to the Company shares of Common Stock previously acquired by the Holder with an aggregate Fair Market Value equal to such Purchase Price, or any combination of the foregoing. Upon receipt thereof by the Company, the Holder shall immediately be deemed to be a holder of record of the shares of Common Stock specified in said subscription form, and the Company shall, as promptly as practicable, and in any event within 10 business days thereafter, execute and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of shares of Common Stock specified in said subscription form. Each stock certificate so delivered shall be registered in the name of such Holder or such other name as shall be designated by such Holder, subject to compliance with federal and state securities laws and Section 4 hereof. If the Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to the Holder a Warrant in the form of this Warrant representing the right to purchase the remaining number of shares purchasable thereunder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section 2, except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes which shall be payable upon the execution and delivery of such stock certificate or certificates shall be paid by the Holder to the Company at the time of delivering the Warrant to the Company. As used herein "FAIR MARKET VALUE" on any day shall mean (i) the average of the daily closing sale prices of the Common Stock during the 20 trading days immediately preceding the day as of which "FAIR MARKET VALUE" is being determined, on the principal securities exchange on which the Common Stock is then listed, or if there shall have been no sales of the Common Stock on such exchange on such day, the mean of the closing bid and asked prices on such exchange at the end of such day, or (ii) if the Common Stock is not so listed, the average of the high and low bid and prices on such day in a domestic over-the-counter market, or (iii) any time the Common Stock is not listed on any domestic exchange or quoted in a domestic over-the-counter market, the "FAIR MARKET VALUE" shall be determined by the Board of Directors of the Company.

         C. TRANSFER RESTRICTION LEGEND. Each Warrant shall bear the legends set forth on the face of this Warrant. Each certificate for Warrant Shares issued upon exercise or conversion of this Warrant, unless at the time of exercise or conversion such Warrant Shares are registered under the Securities Act, shall bear the legends described in Section 5.9 of the Purchase Agreement.

         D. CHARACTER OF WARRANT SHARES. All shares of Common Stock issuable upon the exercise of the Warrants shall be duly authorized, validly issued, fully paid and nonassessable.

         E. LIMITATION ON EXERCISE. Notwithstanding anything stated herein to the contrary, unless and until the issuance and sale of the Series C Preferred Stock and the Warrants are approved or ratified by the stockholders of the Company in accordance with the rules of the Nasdaq Stock Market (the "STOCKHOLDER APPROVAL"), the Series C Preferred Stock and the Warrants cannot be converted into or exercised for (as the case may be) a total number of shares of Common Stock equal to or greater than twenty percent (20%) of the number of shares of Common Stock outstanding immediately prior to the issuance of the Series C Preferred Stock and the Warrants (the "COMMON STOCK CAP"). The exercise of the Warrants is expressly limited by and subject to this Section 2E for all purposes unless and until the Stockholder Approval is obtained. Within the Common Stock Cap, the exercise rights of the Warrants are subordinated to the conversion rights of the Series C Preferred Stock, such that no Warrant may be exercised if the number of shares of Common Stock into which the outstanding shares of Series C Preferred Stock are convertible is equal to or exceeds the Common Stock Cap. In the event the Common Stock Cap exceeds the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock but less than the number of shares of Common Stock into which the outstanding Warrants are exercisable, the exercise right of the Warrants shall be reduced pro rata among the outstanding Warrants. In no event shall the total number of shares of Common Stock into which the Series C Preferred Stock is convertible and the Warrants are exercisable exceed the Common Stock Cap prior to the Stockholder Approval. Upon Stockholder Approval, the Common Stock Cap shall terminate and the Warrants shall be exercisable in accordance with the terms hereof excluding this Section 2E.

SECTION 3.          OWNERSHIP AND EXCHANGE OF THE WARRANTS.
                    --------------------------------------

         A. REGISTERED HOLDER. The Company may deem and treat the person in whose name each Warrant is registered as the Holder and owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of such Warrant for exchange or transfer as provided in this Section 3.

         B. EXCHANGE AND REPLACEMENT. Any Warrant is exchangeable upon the surrender thereof by the Holder to the Company at its Principal Office for a new Warrant or Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable thereunder, each new Warrant to represent the right to purchase such number of shares as shall be designated by the Holder at the time of surrender. Subject to compliance with Section 4, each Warrant and all rights thereunder are transferable in whole or in part upon the books of the Company by the Holder thereof in person or by duly authorized attorney, and a new Warrant shall be made and delivered by the Company, of the same class, tenor and date as the Warrant but registered in the name of the transferee, upon surrender of the Warrant, duly endorsed, at the Principal Office of the Company. The Company will issue replacement Warrant certificates upon the loss, theft, destruction or mutilation thereof. Warrants shall be promptly canceled by the Company upon the surrender thereof in connection with any exchange, transfer or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 3.

         SECTION 4. TRANSFER OF WARRANTS OR WARRANT SHARES. This Warrant and the related Warrant Shares shall not be transferable except in accordance with the terms and conditions specified in the Purchase Agreement and in accordance with applicable law.

         SECTION 5. ADJUSTMENT PROVISIONS. The aggregate number of shares of Common Stock issuable upon exercise of the Warrants, and the Purchase Price per share, shall be subject to adjustment in the events and to the extent set forth in EXHIBIT I.

         SECTION 6. NOTIFICATIONS BY THE COMPANY. The Holder shall be entitled to notices of certain events related to the Company to the same extent and in the same manner as the holders of the Series C Preferred Stock pursuant to the terms of the Certificate of Designations of the Series C Preferred Stock.

         SECTION 7. NOTICES. Any notice or other document required or permitted to be given or delivered to Holders shall be delivered at, or sent by certified or registered mail to each Holder at, the address set forth for such Holder on the signature page hereof or to such other address as shall have been furnished to the Company in writing by such Holder. Any notice or other document required or permitted to be given or delivered to the Company shall be sent by certified or registered mail to the Company, at its Principal Office, attention:
President, or other such address as shall have been furnished to the Holders by the Company.

         SECTION 8. NO RIGHTS AS STOCKHOLDER; LIMITATION OF LIABILITY. This Warrant shall not entitle any Holder thereof to any of the rights of a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder of a Warrant, shall give rise to any liability of such Holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         SECTION 9. MISCELLANEOUS. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

         WITNESS the due execution of this Warrant by a duly authorized officer of the Company.

                              AMEN PROPERTIES, INC.,
                              a Delaware corporation


                              By: /s/  Jon M. Morgan
                                 -----------------------------------
                                       Jon M. Morgan, President



ATTEST:



Secretary


ACCEPTED this 1st day of March, 2005:



Name:
     ---------------------------------------
Address:
         -----------------------------------

                             FULL SUBSCRIPTION FORM


                  ____ To Be Executed by the Registered Holder if He Desires to Exercise the Warrant in Full

         The undersigned hereby exercises the right to purchase the __________ shares of Common Stock covered by the attached Warrant at the date of this subscription and herewith makes payment of the sum of $____________ representing the Purchase Price of $______________ per share in effect at this date. Certificates for such shares shall be issued in the name of and delivered to the undersigned, unless otherwise specified in written instructions signed by the undersigned and accompanying this subscription.


Dated: _________, ____      [                                            ]


                            Signature
                                     -------------------------------------

                            Address:
                                     -------------------------------------

                            PARTIAL SUBSCRIPTION FORM


                   ___ To Be Executed by the Registered Holder
                  if He Desires to Exercise the Warrant in Part


         The undersigned hereby exercises the right to purchase __________ shares of the total number of shares of Common Stock covered by the attached Warrant at the date of this subscription and herewith makes payment of the sum of $__________ representing the Purchase Price of __________ per share in effect at this date. Certificates for such shares and a new Warrant of like tenor and date for the balance of the shares not subscribed for shall be issued in the name of and delivered to the undersigned, unless otherwise specified in written instructions signed by the undersigned and accompanying this subscription.

         (THE FOLLOWING PARAGRAPH NEED BE COMPLETED ONLY IF THE PURCHASE PRICE AND NUMBER OF SHARES OF COMMON STOCK SPECIFIED IN THE ATTACHED WARRANT HAVE BEEN ADJUSTED PURSUANT TO EXHIBIT I THEREOF.)

         The shares hereby subscribed for constitute __________ shares of Common Stock (rounded to the nearest whole share) resulting from adjustment of ______________ shares of the total of _______________ shares of Common Stock covered by the attached Warrant, as said shares were constituted at the date of the Warrant, leaving a balance of ________ shares of Common Stock, as constituted at the date of the Warrant, to be covered by the new Warrant.


Dated:  _________,____      [                                               ]

                            Signature
                                     ----------------------------------------

                            Address:
                                     ----------------------------------------

                                    EXHIBIT I

                            ANTI-DILUTION PROVISIONS


         The number of Warrant Shares purchasable upon the exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time upon the happening of certain events as hereinafter described. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Warrant.

         1. SPECIAL DEFINITIONS. For purposes of this EXHIBIT I, the following definitions shall apply:

                  (A) "OPTION" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding rights, options or shares granted or issued to employees, vendors, officers, directors and executives of, and consultants or shareholders to, the Company in an amount not exceeding the number of Reserved Employee Shares.

                  (B) "ORIGINAL ISSUE DATE" shall mean the date of this Warrant.

                  (C) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, except for the Series C Preferred Stock issued on the Original Issue Date.

                  (D) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 3 below, deemed to be issued) by the Company after the Original Issue Date, other than Reserved Employee Shares and other than shares of Common Stock issued or issuable:

                           (1) by  reason  of a  stock  dividend,  stock  split,
                  split-up or other distribution on shares of Common Stock;

                           (2) upon the exercise of Options;

                           (3) upon  conversion  of shares of Series C Preferred
                  Stock;

                  (E) "RESERVED EMPLOYEE SHARES" shall mean shares of Common Stock issued to employees, officers, directors, shareholders and executives of, and consultants or vendors to, the Company either directly as compensation or upon the exercise of options granted by the Company.

                  (F) "RIGHTS TO ACQUIRE COMMON STOCK" (or "RIGHTS") shall mean all rights issued by the Company to acquire Common Stock whether by exercise of a warrant, option or similar call, or conversion of any existing instruments, in either case for consideration fixed, in amount or by formula, as of the date of issuance.

         2. NO ADJUSTMENT OF CONVERSION PRICES. No adjustment in the number of Warrant Shares shall be made (i) unless the consideration per share (determined pursuant to Section 5 below) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Purchase Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock, or (ii) if prior to such issuance, the Company receives written consent from the holders of at least a majority of the voting power of all then outstanding Warrants agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

         3. ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. If the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or Rights to Acquire Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue; provided, however, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5 hereof) of such Additional Shares of Common Stock would be less than the Purchase Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided, further, that in any such case:

                  (A) No further adjustment in the Purchase Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Options, Rights or conversion or exchange of such Convertible Securities;

                  (B) Upon the expiration or termination of any unexercised Option, Right or Convertible Security, the Purchase Price shall be adjusted immediately to reflect the Purchase Price which would have been in effect had such Option, Right or Convertible Security (to the extent outstanding immediately prior to such expiration or termination) never been issued; and

                  (C) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option, Right or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Purchase Price then in effect shall forthwith be readjusted to such Purchase Price as would have been obtained had the Purchase Price adjustment that was originally made upon the issuance of such Option, Right or Convertible Security which were not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option, Right or Convertible Security.

         4. ADJUSTMENT OF CONVERSION PRICES UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. If the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3, but excluding shares issued as a dividend or distribution as provided in Section 7 or upon a stock split or combination as provided in Section 6), without consideration, or for a consideration per share less than the Purchase Price in effect on the date of and immediately prior to such issue, or without the requisite consent contemplated by Section 2 hereof, then and in such event, the Purchase Price shall be reduced by a full ratchet anti-dilution adjustment to such lesser price (calculated to the nearest cent), but in no case will the Purchase Price be reduced below $2.80 per share, concurrently with such issuance at a price less than the original Purchase Price. Notwithstanding the foregoing, the applicable Purchase Price shall not be reduced if the amount of such reduction would be an amount less than $.20, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.20 or more.

         5. DETERMINATION OF CONSIDERATION. For purposes of this Exhibit I, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (A) CASH AND PROPERTY. Such consideration shall:

                           (1) insofar as it  consists  of cash,  be computed at
                  the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

                           (2) insofar as it  consists  of  property  other than
                  cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

                           (3) in the event  Additional  Shares of Common  Stock
                  are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board.

                  (B) OPTIONS, RIGHTS AND CONVERTIBLE SECURITIES. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3, relating to Options, Rights and Convertible Securities, shall be determined by dividing

                           (1) the total amount,  if any, received or receivable
                  by the Company as consideration for the issue of such Options, Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities, by

                           (2) the maximum  number of shares of Common Stock (as
                  set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities.

         6. ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

         7. ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in shares of Common Stock, then and in each such event the Purchase Price shall be decreased as of the time of such issuance, by multiplying the Purchase Price by a fraction, the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

         8. ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the Holders shall receive upon exercise of the Warrant in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had the Warrants been exercised into Warrant Shares on the date of such event and had thereafter retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period, under this paragraph with respect to the rights of the Holders.

         9. ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE, OR SUBSTITUTION. If the Warrant Shares shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above), then and in each such event the Holder shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which the Warrant might have been exercised immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

         10. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
EXHIBIT I and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holders against impairment to the extent required hereunder.

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

         11. CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this EXHIBIT I, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and shall file a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based with its corporate records. The Company shall, upon the reasonable written request of any Holder furnish or cause to be furnished to such Holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Purchase Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the exercise of this Warrant. Despite such adjustment or readjustment, the form of each or all Warrants, if the same shall reflect the initial or any subsequent Purchase Price, need not be changed in order for the adjustments or readjustments to be valid in accordance with the provisions of this Warrant, which shall control.



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